Spidi & Fisch, PC
ATTORNEYS AT LAW
1227 25th street, N.W.
Suite 200 West
Washington, D.C.  20037
(202) 434-4660
Facsimile: (202) 434-4661

March 27, 2013

Board of Directors
TF Financial Corporation
3 Penns Trail
Newtown, PA 18940

RE:	Registration Statement on Form S-8:
TF Financial Corporation 2012 Stock Option Plan

Ladies and Gentlemen:

We have acted as special counsel to TF Financial Corporation, a Pennsylvania corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-8 to be filed with the Securities and Exchange Commission (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to, among other things, the issuance of up to 275,000 shares of the Company’s common stock, par value $0.10 per share (the “Common Stock”) pursuant to options granted under the Company’s 2012 Stock Option Plan (the “Plan”) as more fully described in the Registration Statement.  You have requested the opinion of this firm with respect to certain legal aspects of the proposed offering.

We have examined such documents, records, and matters of law as we have deemed necessary for the purpose of rendering this opinion.  In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

Based on the foregoing and subject to the limitations set forth below, we are of the opinion that the Common Stock, when issued in accordance with the terms of the Plan, will be validly issued, fully paid, and nonassessable.

The foregoing opinion is limited to the Federal laws of the United States and the Pennsylvania Business Corporation Law and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Sincerely,

/s/ Spidi & Fisch, PC

Spidi & Fisch, PC